Exhibit 99.77q1e

MANAGEMENT CONTRACT

          AGREEMENT made as of the [ ] day of [ ], 2011, by and between CLEARWATER INVESTMENT TRUST, a Massachusetts business trust (the “Trust”), and CLEARWATER MANAGEMENT CO., INC., a Minnesota corporation (the “Manager”).

W I T N E S S E T H:

          WHEREAS, the Trust desires to utilize the services of the Manager as the manager for the Trust and of the existing series of the Trust, Clearwater Growth Fund and Clearwater Small Cap Fund (each a “Fund”), and any further series of the Trust as may be set forth on Appendix A hereto; and

          WHEREAS, the Manager is willing to perform such services on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, it is agreed as follows:

                    1.       The Manager’s Services.

                              (a)          Subject always to the supervision of the Trustees of the Trust and the investment policies and restrictions applicable to each Fund as set forth in the registration statement of the Trust filed with the Securities and Exchange Commission (the “SEC”), the Manager is hereby authorized and directed and hereby agrees to develop, recommend and implement such investment programs and strategies for the Funds as may from time to time in the circumstances appear most appropriate to the achievement of the respective investment objectives of the Funds as stated in the aforesaid registration statement, to provide research and analysis relative to the investment program and investments of each Fund, to determine what securities should be purchased and sold and what portion of the assets of each Fund should be held in cash or cash equivalents or other assets and to monitor on a continuing basis the performance of the portfolio securities of the Fund. In addition, the Manager will place orders for the purchase and sale of securities and will advise the custodian for each Fund on a prompt basis of each purchase and sale of a portfolio security for such Fund specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer. From time to time as the Trustees of the Trust may reasonably request, the Manager will furnish to the Trust’s officers and to each of its Trustees reports on portfolio transactions and reports on issues of securities held in each Fund, all in such detail as any such Trustee may reasonably request. The Manager will also inform the Trust’s officers and Trustees on a current basis of changes in investment strategy or tactics. The Manager will make its officers and employees available to meet with the Trust’s officers and Trustees at least quarterly on due notice to review the investments and investment program of each Fund in the light of current and prospective economic and market conditions. In the performance of its duties hereunder, the Manager will comply with the provisions of the Declaration of Trust and By-laws of the Trust, each as amended from time to time, and will use its best efforts to safeguard and promote the welfare of the Trust and to comply with other policies which the Trustees may from time to time adopt and shall exercise the same care and diligence expected of the Trustees.

                              (b)          Except as otherwise provided herein, the Manager, at its own expense, shall furnish the Trust with office space in the offices of the Manager or in such other place as may be agreed upon from time to time, and all necessary office facilities, equipment and personnel for managing the affairs and investments of the Funds, and shall arrange, if desired by the Trust, for members of the Manager’s organization to serve as officers or agents of the Trust.

                              (c)          The Manager shall pay directly or reimburse the Trust for all expenses not hereinafter specifically assumed by the Trust or a Fund. The Trust on behalf of each Fund will pay commissions and other direct charges relating to the purchase and sale of portfolio securities and other assets, taxes, interest and extraordinary expenses, including without limitation litigation expenses.

                              (d)          It shall be the duty of the Manager to furnish to the Trustees of the Trust such information as may reasonably be necessary in order for the Trustees to evaluate this Contract or any proposed amendments hereto for the purposes of casting a vote pursuant to Sections 5 or 7 hereof.

                              (e)          In the performance of its duties hereunder, the Manager is and shall be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way or otherwise be deemed to be an agent of the Trust.

                    2.       Subadvisers. It is understood that the Manager may employ one or more subinvestment advisers (each a “Subadviser”) to provide investment advisory services to the Funds by entering into a written agreement with each such Subadviser; provided, that any such agreement first shall be approved on behalf of the respective Fund in accordance with the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), as such requirements are modified by rule, regulation, interpretation or order of the SEC. The authority given to the Manager in Sections 1 through 7 hereof may be delegated by it under any such agreement; provided, that any Subadviser shall be subject to the same restrictions and limitations on investments and brokerage discretion as the Manager. The Trust agrees that the Manager shall not be accountable to the Trust or either Fund or either Fund’s shareholders for any loss or other liability relating to specific investments directed by any Subadviser, even though the Manager retains the right to reverse any such investment, because, in the event a Subadviser is retained, the Trust and the Manager will rely almost exclusively on the expertise of such Subadviser for the selection and monitoring of specific investments.

                    3.       Other Agreements, etc. It is understood that any of the shareholders, trustees, officers and employees of the Trust may be a shareholder, director, officer or employee of, or be otherwise interested in, the Manager, any interested person (as defined in the 1940 Act) of the Manager, any organization in which the Manager may have an interest or any organization which may have an interest in the Manager, and that the Manager, any such interested person or any such organization may have an interest in the Trust. It is also understood that the Trust and the Manager may have advisory, management, service or other contracts with other individuals or entities, and may have other interests and business; provided, that the Manager shall not undertake any seriously conflicting duties or loyalties which would affect its prior fiduciary duty to the Trust.

                    4.          Manager’s Compensation.

                                 (a)          The Trust on behalf of Clearwater Growth Fund (“Growth Fund”) shall pay to the Manager, as compensation for the Manager’s services to the Growth Fund and as reimbursement to the Manager for the payment of the Growth Fund’s expenses, a fee at the annual rate of 0.90% of the Growth Fund’s average daily net assets. The management fee payable by the Growth Fund hereunder shall be calculated and accrued daily as a percentage of such Fund’s average daily net assets and shall be payable quarterly after the end of each calendar quarter on or before the 15th day of January, April, July and October with respect to the preceding quarter. In the event of termination of this Contract with respect to the Growth Fund, the fee provided for in this paragraph shall be computed on the basis of the period ending on the last business day on which this Contract is in effect subject to a pro rata adjustment based on the number of days elapsed in the current quarter as a percentage of the total number of days in such quarter.

                                  (b)          The Trust on behalf of Clearwater Small Cap Fund (“Small Cap Fund”) shall pay to the Manager, as compensation for the Manager’s services to the Small Cap Fund and as reimbursement to the Manager for the payment of the Small Cap Fund’s expenses, a fee at the annual rate of 1.35% of the Small Cap Fund’s average daily net assets. The management fee payable by the Small Cap Fund hereunder shall be calculated and accrued daily as a percentage of such Fund’s average daily net assets and shall be payable quarterly after the end of each calendar quarter on or before the 15th day of January, April, July and October with respect to the preceding quarter. In the event of termination of this Contract with respect to the Small Cap Fund, the fee provided for in this paragraph shall be computed on the basis of the period ending on the last business day on which this Contract is in effect subject to a pro rata adjustment based on the number of days elapsed in the current quarter as a percentage of the total number of days in such quarter.

                                  (c)          The method of determining the net assets of each Fund for purposes of calculating the fee payable to the Manager hereunder shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of shares of the Fund. If this Contract shall be effective for only a portion of a calendar quarter with respect to a Fund, the applicable fee shall be prorated for that portion of such calendar quarter during which this Contract is in effect.

                                  (d)          The Manager may from time to time agree not to impose all or a portion of its fee with respect to either Fund otherwise payable hereunder (in advance of the time such fee or a portion thereof would otherwise accrue) and/or undertake to pay or reimburse such

Fund for all or a portion of its expenses not otherwise required to be borne or reimbursed by the Manager. Any such fee reduction or undertaking may be discontinued or modified by the Manager at any time.

                    5.          Assignment and Amendment. This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act); provided, that such termination shall not relieve either party of any liability incurred hereunder. The terms of this Contract shall not be changed unless such change is approved in accordance with the requirements of the 1940 Act, as such requirements are modified by rule, regulation, interpretation or order of the SEC.

                    6.          Avoidance of Inconsistent Position.

                                (a)          In connection with purchases and sales of portfolio securities for the account of each Fund, neither the Manager nor any of its Directors, officers or employees will act as a principal or agent or receive any commission except as permitted by the 1940 Act. The Manager shall arrange for the placing of all orders for the purchase and sale of portfolio securities for each Fund’s account with brokers or dealers selected by the Manager. In the selection of such brokers or dealers and the placing of such orders, the Manager is directed at all times to seek for each Fund the most favorable execution and net price available except as described herein. It is understood that it is desirable for each Fund that the Manager have access to supplemental investment and market research and security and economic analyses provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Manager is authorized to place orders for the purchase and sale of securities for a Fund with such brokers, subject to review by the Trust’s Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Manager in connection with the Manager’s services (or its affiliates’ services) to other clients.

                                (b)          On occasions when the Manager deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients, the Manager, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such clients.

                    7.          Effective Period and Termination of this Contract.

                                (a)          This Contract shall become effective on the date hereof and shall remain in full force and effect as to each Fund until two years from the date set forth above and from year to year thereafter, but only so long as its continuance is approved in accordance with the requirements of the 1940 Act, as such requirements are modified by rule, regulation, interpretation or order of the SEC, subject to the respective rights of the Trust and the Manager to terminate this contract as provided in paragraphs (b) and (c) hereof.

                                 (b)          The Trust may at any time and without penalty terminate this Contract as to any Fund or as to the Trust as a whole by not more than sixty (60) days’ nor less than thirty (30) days’ written notice given to the Manager; or

                                 (c)          The Manager may at any time and without penalty terminate this Contract as to any Fund or as to the Trust as a whole by not less than one hundred twenty (120) days’ written notice given to the Trust.

                    8.          Complete Agreement. This Contract states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with Section 5 hereof and the applicable requirements of the 1940 Act as such requirements are modified by rule, regulation, interpretation or order of the SEC.

                    9.          Nonliability of the Manager. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Manager, or of reckless disregard of its obligations and duties hereunder, the Manager shall not be subject to any liability to the Trust, to any shareholder of the Trust, or to any person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder. Nothing herein, however, shall derogate from the Manager’s obligations under applicable federal and state securities laws.

                    10.         Limitation of Liability of the Trustees, Officers and Shareholders. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument with respect to a Fund or to the Trust in general are not binding upon any of the Trustees, officers or shareholders of the Trust but are binding only upon the assets and property of that Fund or of the Trust, as the case may be.

                    11.         Notices. Any notice, instruction, request or other communications required or contemplated by this Contract shall be in writing and shall be duly given when deposited by first-class mail, postage prepaid, or consigned to a nationally recognized overnight delivery service addressed to (or delivered by hand with confirmation to) the Trust or the Manager at the applicable address set forth below:

If to Trust:
Clearwater Investment Trust
30 East 7th Street, Suite 2000
St. Paul, Minnesota 55101-4930

If to Manager:
Clearwater Management Co., Inc.
30 East 7th Street, Suite 2000
St. Paul, Minnesota 55101-4930

                    12.          Disclosure Statement. The Trust acknowledges receipt of the Manager’s written disclosure statement required by Rule 204-3 under the Investment Advisers Act of 1940 not less than 48 hours prior to entering into this Contract.

                    13.          Governing Law. This Contract and all performance hereunder shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of Minnesota.

                    14.          Severability. Any term or provision of this Contract which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Contract or affecting the validity or enforceability of any of the terms or provisions of this Contract in any other jurisdiction.

                    15.          Counterparts. This Contract may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their duly authorized officers and as of the day and year first written above.

CLEARWATER INVESTMENT TRUST

By:
Name:
Title:

CLEARWATER MANAGEMENT CO., INC.

By:
Name:
Title: